Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact: Martin P. Ketelaar, Vice President, Investor Relations (515) 362-3693
AmerUs Group Cancels Second Quarter 2006 Conference Call
DES MOINES, Iowa (July 25, 2006) — AmerUs Group Co. (NYSE:AMH), a leading producer of life insurance and annuity products, said today that in view of its pending transaction with Aviva plc, it will not hold a previously scheduled conference call in connection with its report of second quarter earnings on Wednesday, August 2, 2006. The Company will release its results on that date, as scheduled.
On July 13, 2006, AmerUs and Aviva announced they had reached a definitive agreement under terms of which Aviva will acquire AmerUs Group for $69 per share in cash for all outstanding shares of AmerUs Group.
The transaction, which was unanimously approved by the boards of directors of Aviva and AmerUs Group, is subject to customary closing conditions, including approval by AmerUs Group shareholders and the receipt of government and regulatory approvals, including the expiration of all waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
AmerUs Group Co. is an Iowa corporation located in Des Moines, Iowa, engaged through its subsidiaries in the business of marketing and distributing individual life insurance and annuity products in 50 states, the District of Columbia and the U.S. Virgin Islands. Its major operating subsidiaries include AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Indianapolis Life Insurance Company and Bankers Life Insurance Company of New York.

          As of March 31, 2006, AmerUs Group’s total assets were $24.7 billion and shareholders’ equity totaled $1.7 billion, including accumulated other comprehensive income.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of AmerUs Group Co. by Aviva plc. In connection with the proposed acquisition, AmerUs Group will file with or furnish to the Securities and Exchange Commission all relevant materials, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF AMERUS GROUP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING AMERUS GROUP’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed or furnished by AmerUs Group at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, free copies of the proxy statement (when it becomes available) and other documents will also be available on AmerUs Group’s website at www.amerus.com. The proxy statement and other relevant documents may also be obtained for free from AmerUs Group by directing such request to Investor Relations, AmerUs Group, PO Box 1555, Des Moines, Iowa 50306-1555. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.
Participants in Solicitation
AmerUs Group and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in AmerUs Group’s Proxy Statement for its 2006 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 29, 2006, and information concerning all of AmerUs Group’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from AmerUs Group at www.amerus.com or by directing such request to the address provided in the section above.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in our operations and financial results and our business and products, which include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities: (a) the shareholders of AmerUs Group may not approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special shareholder meeting; (b) the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (c) the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; and (d) other factors that may be referred to in AmerUs Group’s reports filed with or furnished to the Securities and Exchange Commission from time to time. There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Forward-looking statements speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statement.